Washington Mutual Asset-Backed Certificates

WMABS Series 2006-HE4 Trust

Issuing Entity

$284,932,000
(+/-5% Approximate)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Sponsor and Seller

Washington Mutual Bank
Servicer

WaMu Capital Corp.
(Manager)

Important Notice About Information Presented in this
Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

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Preliminary Term Sheet	Date Prepared: October 20, 2006

$284,932,000
(+/- 5% Approximate)

Washington Mutual Asset-Backed Certificates
WMABS Series 2006-HE4 Trust

	Principal	Expected Rating	Assumed Final	Certificate
Class(1,2)	Balance($)	S&P/Moody’s	Distribution Date	Type

I-A(3)	$117,798,000	AAA/ Aaa	September 25, 2036	Floating Rate Senior
II-A-1	58,103,000	AAA/ Aaa	September 25, 2036	Floating Rate Senior
II-A-2	54,606,000	AAA/ Aaa	September 25, 2036	Floating Rate Senior
M-1	10,769,000	AA+/ Aa1	September 25, 2036	Floating Rate Subordinate
M-2	9,895,000	AA/ Aa2	September 25, 2036	Floating Rate Subordinate
M-3	5,675,000	AA/ Aa3	September 25, 2036	Floating Rate Subordinate
M-4	4,948,000	AA‑/ A1	September 25, 2036	Floating Rate Subordinate
M-5	4,948,000	A+/ A2	September 25, 2036	Floating Rate Subordinate
M-6	4,657,000	A/ A3	September 25, 2036	Floating Rate Subordinate
M-7	4,511,000	BBB+/ Baa1	September 25, 2036	Floating Rate Subordinate
M-8	3,929,000	BBB/ Baa2	September 25, 2036	Floating Rate Subordinate
M-9	2,183,000	BBB-/ Baa3	September 25, 2036	Floating Rate Subordinate
B(3)	2,910,000	BB+/ Ba2	September 25, 2036	Floating Rate Subordinate
Total	$284,932,000

(1)   The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A-1 and Class II-A-2 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.   The principal balance of each class of the Certificates is subject to a 5% variance.

(2)   The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A-1 and Class II-A-2 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)   Not offered hereby.

Depositor:  WaMu Asset Acceptance Corp.

Sponsor and Seller:  Washington Mutual Mortgage Securities Corp.

Issuing Entity:  Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE4 Trust.  The Issuing Entity is also referred to herein as the “Trust.”

Originators:  The following entities originated at least 10% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of Cut-off Date):  CIT Group/Consumer Finance, Inc., CIT Group/Consumer Finance, Inc. (NY), and CIT Group/Consumer Finance, Inc. (TN), collectively, approximately 44.94%, Meritage Mortgage Corporation, approximately 15.94%, LIME Financial Services, LTD, approximately 15.70% and Sebring Capital Partners, Limited Partnership, approximately 13.16%.  No other entity originated more than 10% of the mortgage loans.

Servicer:  Washington Mutual Bank.

Servicing Fee Rate:  0.50% per annum.

Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank National Association

Delaware Trustee:  Christiana Bank & Trust Company

Trustee Fee Rate:    0.011% per annum.  The Trustee will retain interest earned on amounts in the distribution account prior to any Distribution Date as part of its compensation.

Swap Counterparty:  TBD.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A-1 and Class II-A-2 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Certificates:  The Class A, Class M and Class B Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.  The Certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1 in excess thereof.

Unregistered Securities:  The Class B Certificates will not be registered under the Securities Act of 1933 in reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:  October 1, 2006.

Expected Pricing Date:  Week of October 23, 2006.

Expected Closing Date:  On or about October 27, 2006.

Expected Settlement Date:  On or about October 27, 2006.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in November 2006.

Final Scheduled Distribution Date:  September 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in September 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $291,043,919 of which: (i) approximately $148,734,437 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $142,309,482 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.40% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.40% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

    (a) the lesser of (x) 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 4.20% of the current aggregate stated principal balance of the Mortgage Loans; and

    (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in November 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 41.60%.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 38.40% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date on or after November 2008, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
November 2008 to October 2009	1.60% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
November 2009 to October 2010	3.60% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
November 2010 to October 2011	5.60% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
November 2011 to October 2012	7.20% for the first month, plus an additional 1/12th of 0.85% for each month thereafter
November 2012 and thereafter	8.05%

Trigger Event:  Withrespect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	20.80%	A	41.60%
M-1	17.10%	M-1	34.20%
M-2	13.70%	M-2	27.40%
M-3	11.75%	M-3	23.50%
M-4	10.05%	M-4	20.10%
M-5	8.35%	M-5	16.70%
M-6	6.75%	M-6	13.50%
M-7	5.20%	M-7	10.40%
M-8	3.85%	M-8	7.70%
M-9	3.10%	M-9	6.20%
B	2.10%	B	4.20%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B Certificates, second to the Class M-9 Certificates, third to the Class M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth to the Class M-1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 5.15% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xiv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	59,747,169
2	239,652,212	32	56,722,565
3	237,565,506	33	53,310,629
4	235,227,181	34	52,327,619
5	232,535,332	35	49,977,116
6	229,494,471	36	46,751,252
7	228,739,624	37	43,814,368
8	227,563,496	38	41,047,491
9	225,827,659	39	38,431,431
10	223,530,725	40	35,965,362
11	220,593,513	41	33,643,502
12	213,220,966	42	31,535,417
13	203,786,579	43	29,577,122
14	194,886,588	44	27,734,824
15	186,482,760	45	25,992,288
16	178,723,077	46	24,345,910
17	171,595,784	47	22,600,593
18	164,890,679	48	20,865,870
19	158,658,064	49	19,224,600
20	152,766,937	50	17,719,983
21	143,483,213	51	16,337,896
22	130,894,896	52	15,049,108
23	117,309,358	53	13,763,628
24	97,660,324	54	12,619,668
25	90,221,502	55	11,589,836
26	82,222,697	56	10,652,303
27	75,645,188	57	9,822,591
28	70,591,413	58	8,882,975
29	66,443,922	59	8,211,942
30	62,884,488	60	7,693,632

Priority of Distributions:

I.    Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)   Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group;

iii)    To the Class M-1 Certificates current interest;

iv)    To the Class M-2 Certificates current interest;

v)    To the Class M-3 Certificates current interest;

vi)    To the Class M-4 Certificates current interest;

vii)   To the Class M-5 Certificates current interest;

viii)   To the Class M-6 Certificates current interest;

ix)   To the Class M-7 Certificates current interest;

x)   To the Class M-8 Certificates current interest;

xi)   To the Class M-9 Certificates current interest;

xii)    To the Class B Certificates current interest;

xiii)    Any interest distribution amounts remaining undistributed following (i) through (xii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.    Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)   An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iii)    An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

iv)    Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

v)    Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vi)    To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

vii)   To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

viii)   To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

ix)   To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

x)   To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xi)   To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xii)    To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiii)    To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xiv)   To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xv)    To the Class B Certificates until the principal balance thereof is reduced to zero;

xvi)   Any Principal Distribution amounts remaining undistributed following (i) through (xv) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)   The Group I Principal Distribution Amount will be distributed as follows:

a.   To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.   To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) below, according to the payment priority in clause (B)(iii)(a) below.

iii)    The Group II Principal Distribution Amount will be distributed as follows:

a.   To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.   To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(ii)(a) above.

iv)    The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.   To the Class M-1 Certificates until it reaches a 34.20% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.   To the Class M-2 Certificates until it reaches a 27.40% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.   To the Class M-3 Certificates until it reaches a 23.50% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.   To the Class M-4 Certificates until it reaches a 20.10% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.   To the Class M-5 Certificates until it reaches a 16.70% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.     To the Class M-6 Certificates until it reaches a 13.50% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.   To the Class M-7 Certificates until it reaches a 10.40% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.   To the Class M-8 Certificates until it reaches a 7.70% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.     To the Class M-9 Certificates until it reaches a 6.20% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

j.     To the Class B Certificates, until it reaches a 4.20% Target Credit Enhancement Percentage (based on 2x the Class B Initial Credit Enhancement Percentage); and

k.   Any Principal Distribution Amounts remaining undistributed following (a) through (j) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A-1 and Class II-A-2 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates and Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.    Monthly Excess Cashflow:

i)     As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)   Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)    To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)    To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)    To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)    To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)   To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)   To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)   To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)   To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)   To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)    To the Class B Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)    Any funds remaining after distributions described in (i) through (xii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates and lastly to the Class B Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xiv)   To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xv)    Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Todd Swanson	(415) 274-1714
S&P
Todd Niemy	(212) 438-2494

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$291,043,919	$12,594	$879,568
Average Scheduled Principal Balance	$155,389
Number of Mortgage Loans	1,873

Weighted Average Gross Coupon	8.504%	5.800%	14.999%
Weighted Average FICO Score	631	501	807
Weighted Average Original LTV	82.59%	27.78%	100.00%
Weighted Average Combined Original LTV	91.81%	27.78%	100.00%
Weighted Average DTI	42.07%	2.30%	58.50%

Weighted Average Original Term	353 months	120 months	360 months
Weighted Average Stated Remaining Term	350 months	117 months	358 months
Weighted Average Seasoning	3 months	2 months	15 months

Weighted Average Gross Margin	6.415%	4.050%	12.125%
Weighted Average Minimum Interest Rate	7.499%	4.250%	13.125%
Weighted Average Maximum Interest Rate	14.641%	10.490%	20.125%
Weighted Average Initial Rate Cap	2.933%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.324%	1.000%	2.000%
Weighted Average Months to Roll	22 months	18 months	117 months
Maturity Date		July 1,2016	August 1,2036

Adj Rate Mortgage	86.05%	Full	50.01%
Fixed Rate Mortgage	13.95%	Limited	24.00%
		Stated	25.99%
ARM—10 Yr/6 Mth	0.03%
ARM—10 Yr/6 Mth IO	0.30%	Cash-Out Refi	36.78%
ARM—2 Yr/6 Mth	35.17%	Purchase	57.70%
ARM—2 Yr/6 Mth IO	10.74%	Rate/Term Refi	5.52%
ARM—3 Yr/6 Mth	1.39%
ARM—3 Yr/6 Mth IO	0.46%	Condominium	4.30%
ARM—5 Yr/6 Mth	0.67%	Planned Unit Development	12.82%
ARM—5 Yr/6 Mth IO	0.15%	Single Family	74.88%
Balloon—15 Year	2.87%	Townhouse	0.22%
Balloon—2 Yr/6 Mnth	33.03%	Two to Four Family	7.78%
Balloon—3 Yr/6 Mnth	3.71%
Balloon—30 Year	2.18%	Investor	5.27%
Balloon—4 Yr/6 Mnth	0.04%	Owner-Occupied	94.12%
Balloon—5 Yr/6 Mnth	0.37%	Second Home	0.61%
Fixed—10 Year	0.02%
Fixed—15 Year	0.73%	First Lien	94.87%
Fixed—20 Year	0.07%	Second Lien	5.13%
Fixed—25 Year	0.04%
Fixed—30 Year	8.05%	Top 5 Locations:
		California	17.17%
Not Interest Only	88.35%	Florida	10.06%
Interest Only	11.65%	Texas	7.44%
		Arizona	6.18%
Prepay Penalty: N/A	25.26%	Illinois	5.04%
Prepay Penalty: 6 months	0.02%
Prepay Penalty: 12 months	1.85%
Prepay Penalty: 24 months	55.53%
Prepay Penalty: 30 months	0.12%
Prepay Penalty: 36 months	17.20%

Current Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—50,000.00	143	$5,016,671.37	1.72%	11.341%	94.12%	638	41.98%	6.81%
50,000.01—100,000.00	624	$46,164,108.87	15.86%	9.350%	84.71%	617	64.04%	67.32%
100,000.01—150,000.00	389	$47,730,239.87	16.40%	8.769%	83.04%	623	61.93%	82.13%
150,000.01—200,000.00	233	$40,572,334.94	13.94%	8.362%	81.54%	638	46.54%	92.53%
200,000.01—250,000.00	170	$37,877,593.97	13.01%	8.343%	80.80%	629	43.48%	91.73%
250,000.01—300,000.00	109	$29,794,927.90	10.24%	8.082%	81.86%	632	48.48%	90.84%
300,000.01—350,000.00	71	$23,148,373.66	7.95%	8.055%	81.33%	634	40.71%	98.69%
350,000.01—400,000.00	55	$20,456,707.02	7.03%	7.970%	81.94%	646	38.30%	92.50%
400,000.01—450,000.00	25	$10,673,575.99	3.67%	8.046%	82.89%	646	39.73%	95.91%
450,000.01—500,000.00	27	$12,819,016.18	4.40%	7.783%	80.65%	649	37.36%	96.40%
500,000.01—550,000.00	11	$5,790,918.04	1.99%	8.355%	82.32%	620	45.58%	100.00%
550,000.01—600,000.00	5	$2,847,014.55	0.98%	8.251%	82.02%	625	60.14%	100.00%
600,000.01—650,000.00	2	$1,234,299.69	0.42%	9.436%	100.00%	728	0.00%	100.00%
650,000.01—700,000.00	3	$2,057,337.27	0.71%	7.006%	79.25%	681	33.40%	66.60%
700,000.01—750,000.00	1	$731,011.50	0.25%	8.250%	100.00%	654	100.00%	100.00%
750,000.01—800,000.00	2	$1,563,344.44	0.54%	7.543%	80.00%	615	50.15%	100.00%
800,000.01—850,000.00	1	$807,781.96	0.28%	7.950%	90.00%	660	100.00%	100.00%
850,000.01—900,000.00	2	$1,758,661.51	0.60%	8.250%	78.43%	611	50.01%	100.00%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
5.500—5.999	1	$286,541.42	0.10%	5.800%	79.28%	608	100.00%	100.00%
6.000—6.499	14	$4,154,932.70	1.43%	6.287%	76.85%	668	88.89%	81.61%
6.500—6.999	75	$18,872,001.33	6.48%	6.816%	78.61%	668	77.21%	92.52%
7.000—7.499	129	$27,445,775.01	9.43%	7.268%	79.01%	661	52.95%	91.43%
7.500—7.999	329	$61,808,149.64	21.24%	7.752%	80.88%	639	52.69%	93.49%
8.000—8.499	268	$49,809,004.70	17.11%	8.229%	80.26%	633	38.49%	92.67%
8.500—8.999	304	$49,664,338.62	17.06%	8.731%	82.65%	624	45.04%	90.09%
9.000—9.499	178	$25,326,376.00	8.70%	9.234%	83.78%	612	50.40%	90.81%
9.500—9.999	172	$22,043,631.58	7.57%	9.726%	88.18%	605	57.42%	83.84%
10.000—10.499	109	$11,105,151.94	3.82%	10.224%	87.79%	602	47.30%	73.27%
10.500—10.999	106	$8,265,799.94	2.84%	10.732%	89.04%	593	47.41%	49.17%
11.000—11.499	53	$3,728,559.27	1.28%	11.200%	92.70%	624	30.44%	22.50%
11.500—11.999	63	$4,500,386.18	1.55%	11.766%	93.86%	622	37.61%	19.73%
12.000—12.499	22	$1,590,294.87	0.55%	12.161%	97.21%	641	41.26%	3.14%
12.500—12.999	31	$1,534,550.19	0.53%	12.773%	99.74%	629	11.46%	0.00%
13.000—13.499	9	$522,018.53	0.18%	13.189%	97.22%	618	21.09%	12.02%
13.500—13.999	6	$276,659.42	0.10%	13.859%	100.00%	637	0.00%	0.00%
>= 14.000	4	$109,747.39	0.04%	14.429%	99.99%	648	0.00%	0.00%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
500—524	27	$3,933,752.85	1.35%	10.028%	75.08%	515	59.02%	95.08%
525—549	109	$14,533,457.69	4.99%	9.556%	77.67%	539	68.07%	77.27%
550—574	153	$22,554,253.05	7.75%	9.071%	81.84%	563	65.49%	85.97%
575—599	248	$35,221,107.90	12.10%	8.599%	80.52%	587	72.94%	80.53%
600—624	318	$47,481,367.80	16.31%	8.453%	83.00%	611	64.01%	85.00%
625—649	454	$69,527,055.37	23.89%	8.461%	82.89%	637	41.88%	85.84%
650—674	292	$46,379,111.46	15.94%	8.344%	84.11%	661	34.00%	86.67%
675—699	137	$24,772,435.14	8.51%	8.119%	83.55%	685	31.56%	91.44%
>= 700	135	$26,641,377.47	9.15%	7.937%	84.69%	737	36.70%	93.20%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Original LTV (%) *	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—49.99	14	$2,044,774.97	0.70%	8.195%	42.92%	589	42.24%	68.16%
50.00—54.99	12	$1,392,513.43	0.48%	8.516%	52.60%	571	55.28%	60.68%
55.00—59.99	19	$2,707,920.32	0.93%	7.731%	57.62%	602	61.44%	75.39%
60.00—64.99	28	$4,430,621.72	1.52%	8.252%	62.00%	586	60.26%	74.83%
65.00—69.99	35	$5,163,429.70	1.77%	8.658%	67.02%	575	57.93%	83.90%
70.00—74.99	56	$9,472,066.34	3.25%	8.752%	71.76%	582	36.44%	74.52%
75.00—79.99	137	$23,390,252.88	8.04%	8.222%	78.01%	620	54.54%	79.76%
80.00—80.00	821	$148,553,041.02	51.04%	8.019%	80.00%	645	41.26%	95.08%
80.01—84.99	37	$5,560,710.97	1.91%	8.234%	83.29%	612	63.24%	90.72%
85.00—89.99	114	$14,826,956.91	5.09%	8.984%	85.95%	598	62.86%	81.93%
90.00—94.99	189	$31,391,809.48	10.79%	8.881%	90.16%	612	67.73%	90.04%
95.00—99.99	117	$14,847,595.89	5.10%	9.666%	95.40%	632	74.37%	82.14%
100.00	294	$27,262,225.10	9.37%	10.138%	100.00%	657	51.14%	50.95%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—49.99	14	$2,044,774.97	0.70%	8.195%	42.92%	589	42.24%	68.16%
50.00—54.99	12	$1,392,513.43	0.48%	8.516%	52.60%	571	55.28%	60.68%
55.00—59.99	16	$2,472,732.18	0.85%	7.552%	57.60%	603	64.46%	73.05%
60.00—64.99	28	$4,133,717.53	1.42%	8.285%	61.62%	588	61.63%	73.03%
65.00—69.99	33	$4,957,215.03	1.70%	8.718%	66.76%	571	49.32%	85.36%
70.00—74.99	52	$8,883,806.14	3.05%	8.730%	71.28%	581	41.56%	74.54%
75.00—79.99	102	$16,406,527.61	5.64%	8.405%	77.53%	597	66.22%	72.85%
80.00—80.00	126	$23,577,142.74	8.10%	8.301%	79.87%	604	49.77%	88.83%
80.01—84.99	31	$4,478,302.21	1.54%	8.181%	83.26%	615	55.48%	90.47%
85.00—89.99	105	$14,015,174.52	4.82%	8.955%	85.60%	598	60.67%	81.93%
90.00—94.99	192	$33,091,758.76	11.37%	8.792%	88.95%	617	63.51%	89.76%
95.00—99.99	196	$27,533,420.65	9.46%	8.943%	89.15%	638	63.19%	88.20%
100.00	966	$148,056,832.96	50.87%	8.373%	83.68%	653	41.63%	87.87%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
120	1	$49,163.22	0.02%	7.750%	35.71%	592	100.00%	0.00%
180	170	$10,460,515.52	3.59%	11.186%	94.93%	652	35.71%	0.00%
240	3	$212,785.13	0.07%	10.353%	90.54%	601	100.00%	0.00%
300	1	$129,332.97	0.04%	11.000%	77.33%	657	0.00%	0.00%
360	1,698	$280,192,121.89	96.27%	8.401%	82.13%	631	50.52%	89.38%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
61—120	1	$49,163.22	0.02%	7.750%	35.71%	592	100.00%	0.00%
121—180	170	$10,460,515.52	3.59%	11.186%	94.93%	652	35.71%	0.00%
181—240	3	$212,785.13	0.07%	10.353%	90.54%	601	100.00%	0.00%
241—300	1	$129,332.97	0.04%	11.000%	77.33%	657	0.00%	0.00%
301—360	1,698	$280,192,121.89	96.27%	8.401%	82.13%	631	50.52%	89.38%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—20.00	70	$10,110,749.52	3.47%	8.442%	79.11%	633	68.35%	76.66%
20.01—25.00	59	$7,300,427.12	2.51%	8.750%	82.41%	611	64.68%	78.32%
25.01—30.00	123	$15,126,720.16	5.20%	8.505%	82.73%	626	51.98%	77.69%
30.01—35.00	180	$25,044,036.06	8.60%	8.603%	81.37%	620	52.59%	83.38%
35.01—40.00	266	$35,735,395.14	12.28%	8.675%	81.65%	630	38.60%	84.45%
40.01—45.00	394	$61,958,045.54	21.29%	8.618%	82.44%	634	40.56%	86.74%
45.01—50.00	547	$91,071,286.32	31.29%	8.473%	83.29%	635	45.35%	87.14%
50.01—55.00	232	$44,544,914.05	15.31%	8.190%	83.58%	634	72.97%	91.88%
55.01—60.00	2	$152,344.82	0.05%	8.210%	84.00%	621	100.00%	80.00%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
ARM—10 Yr/6 Mth	1	$75,065.15	0.03%	8.600%	80.00%	592	100.00%	100.00%
ARM—10 Yr/6 Mth IO	6	$870,999.13	0.30%	7.851%	80.00%	631	82.07%	100.00%
ARM—2 Yr/6 Mth	745	$102,358,549.22	35.17%	8.756%	81.91%	619	50.37%	100.00%
ARM—2 Yr/6 Mth IO	124	$31,247,125.98	10.74%	7.822%	80.88%	653	36.27%	100.00%
ARM—3 Yr/6 Mth	29	$4,048,575.35	1.39%	8.101%	81.22%	659	44.36%	100.00%
ARM—3 Yr/6 Mth IO	5	$1,333,871.38	0.46%	8.048%	78.14%	657	70.78%	100.00%
ARM—5 Yr/6 Mth	12	$1,940,855.23	0.67%	8.569%	78.16%	620	70.22%	100.00%
ARM—5 Yr/6 Mth IO	2	$445,187.24	0.15%	8.552%	81.94%	648	38.76%	100.00%
Balloon—15 Year	133	$8,340,565.61	2.87%	11.593%	98.37%	661	29.25%	0.00%
Balloon—2 Yr/6 Mnth	431	$96,139,349.47	33.03%	8.027%	82.05%	638	48.93%	100.00%
Balloon—3 Yr/6 Mnth	40	$10,792,611.65	3.71%	8.337%	87.79%	657	58.08%	100.00%
Balloon—30 Year	37	$6,335,788.61	2.18%	8.126%	80.64%	614	73.35%	0.00%
Balloon—4 Yr/6 Mnth	1	$110,248.36	0.04%	7.400%	80.00%	635	100.00%	100.00%
Balloon—5 Yr/6 Mnth	6	$1,074,412.24	0.37%	7.510%	81.37%	695	59.41%	100.00%
Fixed—10 Year	1	$49,163.22	0.02%	7.750%	35.71%	592	100.00%	0.00%
Fixed—15 Year	37	$2,119,949.91	0.73%	9.586%	81.42%	616	61.10%	0.00%
Fixed—20 Year	3	$212,785.13	0.07%	10.353%	90.54%	601	100.00%	0.00%
Fixed—25 Year	1	$129,332.97	0.04%	11.000%	77.33%	657	0.00%	0.00%
Fixed—30 Year	259	$23,419,482.88	8.05%	9.385%	83.78%	609	63.57%	0.00%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Interest Only	137	$33,897,183.73	11.65%	7.842%	80.77%	653	38.83%	100.00%
Not Interest Only	1,736	$257,146,735.00	88.35%	8.591%	82.83%	629	51.48%	84.21%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
N/A	1,736	$257,146,735.00	88.35%	8.591%	82.83%	629	51.48%	84.21%
60	126	$31,763,232.21	10.91%	7.844%	80.68%	654	37.81%	100.00%
84	2	$445,187.24	0.15%	8.552%	81.94%	648	38.76%	100.00%
120	9	$1,688,764.28	0.58%	7.600%	82.08%	636	58.15%	100.00%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
N/A	489	$73,529,126.54	25.26%	8.563%	83.00%	631	52.49%	79.63%
6	1	$69,325.81	0.02%	7.450%	80.00%	707	0.00%	100.00%
12	40	$5,397,250.38	1.85%	9.018%	86.38%	636	40.50%	85.37%
24	989	$161,622,550.58	55.53%	8.418%	82.30%	633	50.47%	93.55%
30	2	$353,208.91	0.12%	9.377%	85.84%	612	100.00%	38.93%
36	352	$50,072,456.51	17.20%	8.633%	82.49%	628	45.63%	71.65%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Lien Position	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
First Lien	1,618	$276,112,687.59	94.87%	8.344%	81.75%	630	51.29%	90.70%
Second Lien	255	$14,931,231.14	5.13%	11.450%	98.10%	654	26.32%	0.00%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Full	1,024	$145,549,190.43	50.01%	8.354%	83.41%	619	100.00%	83.83%
Limited	455	$69,859,681.29	24.00%	8.682%	81.92%	640	0.00%	88.18%
Stated	394	$75,635,047.01	25.99%	8.628%	81.63%	649	0.00%	88.34%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Cash-Out Refi	647	$107,040,176.95	36.78%	8.510%	80.48%	611	53.59%	81.58%
Purchase	1,112	$167,936,990.82	57.70%	8.480%	84.09%	647	45.66%	90.02%
Rate/Term Refi	114	$16,066,750.96	5.52%	8.709%	80.96%	606	71.59%	74.31%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Condominium	72	$12,514,171.37	4.30%	8.498%	81.61%	633	40.64%	90.49%
Planned Unit Development	182	$37,311,274.01	12.82%	8.208%	82.24%	634	49.66%	93.18%
Single Family	1,516	$217,945,484.71	74.88%	8.507%	82.15%	628	50.35%	83.84%
Townhouse	4	$629,010.45	0.22%	8.680%	85.65%	643	16.12%	94.85%
Two to Four Family	99	$22,643,978.19	7.78%	8.956%	87.81%	658	53.45%	92.79%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Occupancy Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Investor	123	$15,349,145.61	5.27%	9.091%	86.46%	654	73.40%	95.25%
Owner-Occupied	1,738	$273,924,149.93	94.12%	8.469%	82.38%	630	48.54%	85.50%
Second Home	12	$1,770,623.19	0.61%	8.735%	81.64%	697	74.09%	91.77%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Loan Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Adj Rate Mortgage	1,402	$250,436,850.40	86.05%	8.316%	82.02%	633	48.72%	100.00%
Fixed Rate Mortgage	471	$40,607,068.33	13.95%	9.661%	86.12%	621	57.95%	0.00%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
<= 4.999	39	$9,475,067.84	3.78%	6.718%	77.82%	665	86.91%	100.00%
5.000—5.999	415	$84,427,858.59	33.71%	7.661%	80.07%	643	48.95%	100.00%
6.000—6.999	522	$93,777,830.33	37.45%	8.436%	82.01%	630	40.55%	100.00%
>= 7.000	426	$62,756,093.64	25.06%	9.260%	85.27%	619	54.87%	100.00%
Total	1,402	$250,436,850.40	100.00%	8.316%	82.02%	633	48.72%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
<= 4.999	19	$3,911,091.22	1.56%	6.756%	79.14%	666	100.00%	100.00%
5.000—5.499	61	$9,843,905.07	3.93%	7.227%	78.99%	642	86.38%	100.00%
5.500—5.999	144	$23,139,338.21	9.24%	7.712%	79.89%	646	51.81%	100.00%
6.000—6.499	139	$24,214,581.56	9.67%	7.932%	79.58%	642	45.12%	100.00%
6.500—6.999	178	$32,685,415.14	13.05%	7.875%	80.92%	649	53.57%	100.00%
7.000—7.499	169	$28,715,347.17	11.47%	8.175%	80.86%	643	42.30%	100.00%
7.500—7.999	203	$40,214,641.00	16.06%	8.111%	83.33%	634	50.14%	100.00%
8.000—8.499	142	$29,224,398.89	11.67%	8.523%	81.69%	631	36.32%	100.00%
8.500—8.999	148	$26,825,308.35	10.71%	8.825%	83.55%	623	37.74%	100.00%
9.000—9.499	68	$12,736,320.41	5.09%	9.271%	84.96%	615	40.43%	100.00%
9.500—9.999	60	$10,233,688.58	4.09%	9.794%	90.23%	595	61.54%	100.00%
10.000—10.499	34	$4,380,383.59	1.75%	10.262%	87.51%	588	55.01%	100.00%
10.500—10.999	25	$3,132,039.92	1.25%	10.687%	80.20%	550	55.91%	100.00%
11.000—11.499	5	$384,093.33	0.15%	11.216%	83.20%	551	63.11%	100.00%
11.500—11.999	5	$683,631.07	0.27%	11.742%	73.40%	541	25.20%	100.00%
12.000—12.499	1	$49,927.01	0.02%	12.000%	80.00%	601	100.00%	100.00%
13.000—13.499	1	$62,739.88	0.03%	13.125%	80.00%	547	100.00%	100.00%
Total	1,402	$250,436,850.40	100.00%	8.316%	82.02%	633	48.72%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
10.000—10.499	1	$65,424.55	0.03%	6.600%	80.00%	685	100.00%	100.00%
11.500—11.999	6	$1,283,182.78	0.51%	6.702%	76.31%	598	59.50%	100.00%
12.000—12.499	14	$3,114,145.55	1.24%	6.505%	75.65%	673	76.96%	100.00%
12.500—12.999	50	$11,446,638.74	4.57%	6.962%	79.21%	668	79.34%	100.00%
13.000—13.499	101	$20,078,996.30	8.02%	7.372%	78.77%	654	59.09%	100.00%
13.500—13.999	219	$41,758,138.94	16.67%	7.628%	79.46%	646	53.75%	100.00%
14.000—14.499	210	$39,130,047.95	15.62%	8.067%	80.10%	640	36.35%	100.00%
14.500—14.999	253	$47,415,743.32	18.93%	8.298%	83.25%	633	44.61%	100.00%
15.000—15.499	168	$27,212,392.62	10.87%	8.712%	82.97%	625	44.95%	100.00%
15.500—15.999	177	$29,248,032.33	11.68%	9.066%	84.81%	618	41.88%	100.00%
16.000—16.499	83	$13,672,964.46	5.46%	9.589%	85.36%	612	40.05%	100.00%
16.500—16.999	59	$9,132,388.27	3.65%	10.063%	88.29%	592	61.25%	100.00%
17.000—17.499	35	$4,264,775.21	1.70%	10.370%	89.05%	591	57.90%	100.00%
17.500—17.999	18	$2,047,621.54	0.82%	10.718%	84.52%	557	72.67%	100.00%
18.000—18.499	3	$231,428.51	0.09%	11.257%	93.81%	563	100.00%	100.00%
18.500—18.999	3	$222,262.44	0.09%	11.685%	80.44%	556	77.52%	100.00%
19.000—19.499	1	$49,927.01	0.02%	12.000%	80.00%	601	100.00%	100.00%
20.000—20.499	1	$62,739.88	0.03%	13.125%	80.00%	547	100.00%	100.00%
Total	1,402	$250,436,850.40	100.00%	8.316%	82.02%	633	48.72%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
1.000	14	$2,334,194.02	0.93%	8.331%	82.31%	650	41.32%	100.00%
1.500	1	$103,859.35	0.04%	9.950%	76.47%	576	100.00%	100.00%
2.000	47	$12,032,271.87	4.80%	8.205%	79.71%	629	66.54%	100.00%
3.000	1,340	$235,966,525.16	94.22%	8.321%	82.13%	633	47.86%	100.00%
Total	1,402	$250,436,850.40	100.00%	8.316%	82.02%	633	48.72%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
1.000	988	$165,272,139.63	65.99%	8.547%	82.92%	629	51.27%	100.00%
1.500	36	$8,069,875.57	3.22%	8.218%	79.98%	642	52.92%	100.00%
2.000	378	$77,094,835.20	30.78%	7.831%	80.30%	642	42.81%	100.00%
Total	1,402	$250,436,850.40	100.00%	8.316%	82.02%	633	48.72%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
4/1/2008	8	$1,768,482.43	0.71%	8.189%	83.50%	624	81.14%	100.00%
5/1/2008	27	$4,785,442.50	1.91%	8.724%	80.86%	608	77.68%	100.00%
6/1/2008	196	$38,238,702.19	15.27%	8.590%	83.34%	621	48.17%	100.00%
7/1/2008	1,067	$184,054,186.45	73.49%	8.260%	81.53%	634	46.44%	100.00%
8/1/2008	2	$898,211.10	0.36%	8.194%	80.53%	593	100.00%	100.00%
5/1/2009	1	$731,011.50	0.29%	8.250%	100.00%	654	100.00%	100.00%
6/1/2009	9	$1,755,837.89	0.70%	8.204%	88.71%	657	57.44%	100.00%
7/1/2009	64	$13,688,208.99	5.47%	8.261%	84.14%	658	53.10%	100.00%
8/1/2010	1	$110,248.36	0.04%	7.400%	80.00%	635	100.00%	100.00%
6/1/2011	5	$867,747.07	0.35%	8.216%	81.43%	653	68.58%	100.00%
7/1/2011	15	$2,592,707.64	1.04%	8.246%	79.05%	645	60.88%	100.00%
6/1/2016	4	$592,799.99	0.24%	7.680%	80.00%	635	100.00%	100.00%
7/1/2016	3	$353,264.29	0.14%	8.295%	80.00%	616	55.78%	100.00%
Total	1,402	$250,436,850.40	100.00%	8.316%	82.02%	633	48.72%	100.00%

Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Alabama	10	$1,257,696.49	0.43%	9.595%	81.01%	594	90.29%	75.47%
Alaska	7	$1,919,129.30	0.66%	8.533%	83.61%	676	6.43%	86.94%
Arizona	114	$17,974,320.08	6.18%	8.259%	81.91%	637	39.95%	91.20%
Arkansas	15	$1,544,323.48	0.53%	8.210%	81.20%	630	89.52%	98.60%
California	174	$49,984,468.63	17.17%	7.976%	80.43%	644	35.39%	88.21%
Colorado	52	$8,826,225.72	3.03%	8.349%	84.87%	632	64.07%	89.12%
Connecticut	7	$1,104,177.19	0.38%	10.488%	79.55%	607	0.00%	85.17%
District of Columbia	2	$350,179.78	0.12%	7.890%	77.97%	639	40.65%	59.35%
Florida	169	$29,279,168.79	10.06%	8.569%	81.98%	628	34.58%	89.70%
Georgia	59	$7,380,079.72	2.54%	8.488%	83.52%	631	47.03%	91.46%
Idaho	8	$1,196,297.02	0.41%	8.498%	82.21%	635	69.47%	80.07%
Illinois	79	$14,677,594.17	5.04%	8.607%	83.24%	643	37.16%	93.69%
Indiana	52	$4,230,389.68	1.45%	9.295%	87.73%	638	79.08%	85.82%
Iowa	3	$309,582.99	0.11%	8.977%	95.48%	617	100.00%	89.87%
Kansas	7	$802,652.62	0.28%	8.900%	86.41%	637	80.10%	86.83%
Kentucky	34	$3,206,000.82	1.10%	8.779%	82.80%	623	64.98%	74.46%
Louisiana	17	$2,494,278.75	0.86%	9.278%	84.08%	614	39.57%	89.81%
Maryland	45	$9,757,453.18	3.35%	8.258%	81.90%	627	52.01%	89.74%
Massachusetts	10	$3,908,241.95	1.34%	8.864%	95.17%	663	60.70%	97.96%
Michigan	72	$8,071,265.36	2.77%	8.900%	85.05%	623	77.13%	89.46%
Minnesota	9	$1,300,700.98	0.45%	8.219%	82.85%	665	29.73%	85.00%
Mississippi	9	$655,958.77	0.23%	10.251%	90.22%	591	54.15%	78.09%
Missouri	75	$7,451,604.97	2.56%	8.971%	82.76%	612	62.79%	88.91%
Nebraska	5	$544,996.89	0.19%	8.960%	82.39%	600	100.00%	100.00%
Nevada	51	$10,866,131.43	3.73%	7.832%	80.16%	652	58.19%	88.46%
New Hampshire	1	$347,262.64	0.12%	9.625%	100.00%	768	0.00%	100.00%
New Jersey	21	$5,776,255.00	1.98%	8.571%	83.35%	646	54.88%	92.46%
New Mexico	9	$1,580,271.69	0.54%	9.095%	94.07%	616	79.20%	93.81%
New York	24	$4,665,873.78	1.60%	9.319%	84.31%	632	37.57%	68.80%
North Carolina	60	$5,834,807.95	2.00%	8.928%	83.57%	611	76.00%	75.93%
Ohio	116	$11,276,107.21	3.87%	8.766%	82.61%	612	73.50%	80.80%
Oklahoma	42	$4,147,326.05	1.42%	8.849%	82.95%	612	61.77%	77.77%
Oregon	35	$6,773,806.90	2.33%	8.154%	83.50%	627	64.51%	96.86%
Pennsylvania	80	$7,004,245.66	2.41%	8.865%	84.53%	626	67.89%	80.48%
Rhode Island	4	$1,048,450.81	0.36%	8.940%	100.00%	687	42.64%	100.00%
South Carolina	18	$1,899,594.83	0.65%	8.909%	83.67%	620	66.27%	72.79%
South Dakota	3	$263,690.36	0.09%	9.822%	84.70%	598	100.00%	100.00%
Tennessee	48	$5,237,488.35	1.80%	8.904%	85.33%	605	81.71%	83.77%
Texas	200	$21,663,446.96	7.44%	8.851%	81.10%	611	52.35%	73.82%
Utah	21	$3,213,299.39	1.10%	8.751%	84.05%	617	52.88%	85.58%
Virginia	44	$6,797,856.42	2.34%	8.708%	82.87%	643	40.39%	79.75%
Washington	54	$13,443,229.14	4.62%	8.013%	79.50%	639	41.79%	78.07%
West Virginia	4	$296,947.06	0.10%	9.020%	81.13%	601	60.25%	79.82%
Wisconsin	1	$298,187.11	0.10%	8.625%	80.00%	632	100.00%	0.00%
Wyoming	3	$382,852.66	0.13%	9.438%	89.37%	600	81.88%	81.88%
Total	1,873	$291,043,918.73	100.00%	8.504%	82.59%	631	50.01%	86.05%

Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$148,734,437	$18,536	$414,520
Average Scheduled Principal Balance	$141,922
Number of Mortgage Loans	1,048

Weighted Average Gross Coupon	8.436%	5.800%	12.950%
Weighted Average FICO Score	621	501	807
Weighted Average Original LTV	81.74%	33.98%	100.00%
Weighted Average Combined Original LTV	88.89%	33.98%	100.00%
Weighted Average DTI	43.25%	20.00%	55.00%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	354 months	174 months	358 months
Weighted Average Seasoning	3 months	2 months	6 months

Weighted Average Gross Margin	6.375%	4.050%	7.990%
Weighted Average Minimum Interest Rate	7.417%	4.290%	12.000%
Weighted Average Maximum Interest Rate	14.629%	11.590%	19.000%
Weighted Average Initial Rate Cap	2.935%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.290%	1.000%	2.000%
Weighted Average Months to Roll	22 months	18 months	117 months

Maturity Date		April 1,2021	August 1,2036

Adj Rate Mortgage	86.56%	Full	59.24%
Fixed Rate Mortgage	13.44%	Limited	21.40%
		Stated	19.36%
ARM—10 Yr/6 Mth	0.05%
ARM—10 Yr/6 Mth IO	0.25%	Cash-Out Refi	50.93%
ARM—2 Yr/6 Mth	42.90%	Purchase	39.80%
ARM—2 Yr/6 Mth IO	3.93%	Rate/Term Refi	9.28%
ARM—3 Yr/6 Mth	1.79%
ARM—5 Yr/6 Mth	0.56%	Condominium	4.11%
ARM—5 Yr/6 Mth IO	0.30%	Planned Unit Development	11.43%
Balloon—15 Year	0.84%	Single Family	78.23%
Balloon—2 Yr/6 Mnth	33.55%	Townhouse	0.02%
Balloon—3 Yr/6 Mnth	2.79%	Two to Four Family	6.21%
Balloon—30 Year	2.89%
Balloon—4 Yr/6 Mnth	0.07%	Investor	7.38%
Balloon—5 Yr/6 Mnth	0.36%	Owner-Occupied	91.88%
Fixed—15 Year	0.49%	Second Home	0.74%
Fixed—30 Year	9.22%
		First Lien	98.45%
Not Interest Only	95.52%	Second Lien	1.55%
Interest Only	4.48%
		Top 5 Locations:
Prepay Penalty: N/A	25.81%	California	9.58%
Prepay Penalty: 6 months	0.05%	Florida	9.53%
Prepay Penalty: 12 months	1.66%	Arizona	7.46%
Prepay Penalty: 24 months	55.35%	Texas	6.87%
Prepay Penalty: 30 months	0.24%	Illinois	6.68%
Prepay Penalty: 36 months	16.90%

Current Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—50,000.00	41	$1,416,256.38	0.95%	10.975%	93.28%	636	52.28%	17.09%
50,000.01—100,000.00	387	$28,894,271.93	19.43%	8.917%	82.94%	616	69.53%	79.36%
100,000.01—150,000.00	246	$30,093,479.97	20.23%	8.462%	81.69%	620	66.79%	84.60%
150,000.01—200,000.00	142	$24,631,672.29	16.56%	8.281%	81.04%	634	55.71%	90.67%
200,000.01—250,000.00	104	$23,221,874.36	15.61%	8.344%	80.52%	621	56.85%	87.48%
250,000.01—300,000.00	58	$15,912,370.60	10.70%	8.114%	82.40%	616	56.59%	87.98%
300,000.01—350,000.00	39	$12,727,049.48	8.56%	8.203%	80.66%	616	43.60%	97.61%
350,000.01—400,000.00	26	$9,783,407.90	6.58%	8.102%	80.87%	622	49.80%	91.94%
400,000.01—450,000.00	5	$2,054,053.74	1.38%	7.935%	85.38%	628	40.29%	100.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
5.500—5.999	1	$286,541.42	0.19%	5.800%	79.28%	608	100.00%	100.00%
6.000—6.499	7	$1,417,028.66	0.95%	6.261%	71.04%	639	100.00%	100.00%
6.500—6.999	40	$7,771,993.81	5.23%	6.819%	76.31%	647	84.34%	81.83%
7.000—7.499	77	$13,334,099.15	8.97%	7.235%	77.82%	648	74.85%	89.38%
7.500—7.999	213	$33,185,091.81	22.31%	7.762%	81.14%	635	66.57%	91.00%
8.000—8.499	174	$27,105,071.21	18.22%	8.237%	80.29%	629	44.92%	89.63%
8.500—8.999	205	$29,747,064.62	20.00%	8.740%	83.44%	622	52.21%	88.40%
9.000—9.499	111	$14,404,328.75	9.68%	9.205%	84.11%	596	58.69%	90.31%
9.500—9.999	89	$10,497,370.73	7.06%	9.747%	85.69%	578	62.85%	83.31%
10.000—10.499	43	$3,916,121.49	2.63%	10.230%	85.39%	592	51.42%	63.27%
10.500—10.999	41	$4,020,189.62	2.70%	10.722%	84.06%	568	47.16%	66.08%
11.000—11.499	15	$1,125,253.18	0.76%	11.168%	87.36%	593	38.99%	38.25%
11.500—11.999	16	$1,209,287.98	0.81%	11.755%	83.17%	572	39.21%	50.35%
12.000—12.499	6	$269,416.43	0.18%	12.191%	96.29%	627	51.02%	18.53%
12.500—12.999	10	$445,577.79	0.30%	12.729%	99.15%	627	12.78%	0.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
500—524	22	$3,592,251.46	2.42%	9.954%	74.76%	515	55.12%	98.17%
525—549	77	$11,051,991.68	7.43%	9.382%	77.21%	539	67.89%	77.86%
550—574	94	$12,990,471.36	8.73%	8.973%	81.78%	562	72.24%	83.10%
575—599	160	$20,953,012.16	14.09%	8.592%	79.00%	588	72.33%	79.57%
600—624	187	$26,753,928.18	17.99%	8.266%	81.97%	610	65.61%	83.27%
625—649	234	$33,460,063.85	22.50%	8.187%	82.71%	637	55.91%	88.13%
650—674	137	$18,716,133.44	12.58%	8.204%	83.68%	661	39.64%	91.82%
675—699	76	$12,931,646.51	8.69%	7.988%	83.84%	686	48.17%	95.26%
>= 700	61	$8,284,938.01	5.57%	8.049%	85.31%	739	50.40%	95.11%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Original LTV (%) *	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—49.99	6	$1,310,256.16	0.88%	7.976%	43.29%	586	24.26%	77.16%
50.00—54.99	9	$1,008,636.38	0.68%	8.752%	52.68%	551	68.93%	59.04%
55.00—59.99	12	$2,244,264.80	1.51%	7.349%	57.69%	603	63.06%	80.48%
60.00—64.99	23	$3,970,623.19	2.67%	8.098%	62.10%	589	62.97%	76.18%
65.00—69.99	22	$3,432,197.27	2.31%	8.547%	67.00%	568	67.53%	85.88%
70.00—74.99	45	$8,086,875.37	5.44%	8.748%	71.74%	579	35.79%	74.35%
75.00—79.99	91	$13,506,385.31	9.08%	8.202%	77.90%	610	67.56%	77.09%
80.00—80.00	452	$62,884,116.31	42.28%	8.077%	80.00%	639	48.78%	93.40%
80.01—84.99	27	$4,205,735.93	2.83%	8.169%	83.48%	615	52.58%	96.94%
85.00—89.99	81	$10,471,184.79	7.04%	8.908%	85.82%	598	71.92%	79.69%
90.00—94.99	123	$19,036,624.28	12.80%	8.882%	90.18%	609	72.66%	88.99%
95.00—99.99	65	$9,344,800.29	6.28%	9.262%	95.13%	634	78.78%	90.03%
100.00	92	$9,232,736.57	6.21%	9.175%	100.00%	653	78.28%	69.64%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—49.99	6	$1,310,256.16	0.88%	7.976%	43.29%	586	24.26%	77.16%
50.00—54.99	9	$1,008,636.38	0.68%	8.752%	52.68%	551	68.93%	59.04%
55.00—59.99	12	$2,244,264.80	1.51%	7.349%	57.69%	603	63.06%	80.48%
60.00—64.99	21	$3,508,173.95	2.36%	8.037%	61.85%	593	67.79%	73.05%
65.00—69.99	20	$3,210,065.98	2.16%	8.650%	66.83%	560	54.69%	86.52%
70.00—74.99	42	$7,668,655.67	5.16%	8.700%	71.21%	578	40.88%	74.93%
75.00—79.99	72	$10,673,481.09	7.18%	8.285%	77.52%	597	71.45%	73.61%
80.00—80.00	86	$13,666,779.90	9.19%	8.447%	79.77%	602	55.54%	89.36%
80.01—84.99	24	$3,846,562.11	2.59%	8.150%	83.41%	617	49.45%	96.65%
85.00—89.99	75	$9,937,528.30	6.68%	8.889%	85.37%	596	70.31%	80.07%
90.00—94.99	127	$20,450,873.12	13.75%	8.760%	88.90%	614	69.38%	88.92%
95.00—99.99	113	$15,722,695.27	10.57%	8.756%	89.84%	637	70.52%	91.18%
100.00	441	$55,486,463.92	37.31%	8.215%	83.32%	648	52.31%	90.09%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
180	33	$1,969,936.63	1.32%	10.339%	91.24%	647	47.78%	0.00%
360	1,015	$146,764,500.02	98.68%	8.410%	81.61%	621	59.39%	87.72%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
121—180	33	$1,969,936.63	1.32%	10.339%	91.24%	647	47.78%	0.00%
301—360	1,015	$146,764,500.02	98.68%	8.410%	81.61%	621	59.39%	87.72%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—20.00	1	$83,853.94	0.06%	8.750%	80.00%	610	100.00%	100.00%
20.01—25.00	32	$3,104,006.80	2.09%	8.935%	79.75%	595	68.33%	79.11%
25.01—30.00	78	$9,392,966.08	6.32%	8.602%	82.85%	617	60.35%	73.80%
30.01—35.00	97	$12,146,019.53	8.17%	8.699%	79.56%	607	57.60%	82.22%
35.01—40.00	150	$18,179,743.43	12.22%	8.654%	80.30%	620	45.65%	84.00%
40.01—45.00	227	$32,316,769.09	21.73%	8.524%	81.17%	621	55.98%	88.35%
45.01—50.00	312	$46,262,776.11	31.10%	8.335%	82.37%	625	55.39%	86.96%
50.01—55.00	151	$27,248,301.67	18.32%	8.123%	83.13%	628	77.88%	92.63%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
ARM—10 Yr/6 Mth	1	$75,065.15	0.05%	8.600%	80.00%	592	100.00%	100.00%
ARM—10 Yr/6 Mth IO	3	$371,399.13	0.25%	7.967%	80.00%	644	57.94%	100.00%
ARM—2 Yr/6 Mth	506	$63,801,046.82	42.90%	8.678%	81.27%	615	56.01%	100.00%
ARM—2 Yr/6 Mth IO	29	$5,849,412.92	3.93%	7.946%	79.85%	676	22.78%	100.00%
ARM—3 Yr/6 Mth	19	$2,660,226.26	1.79%	8.061%	81.84%	672	51.15%	100.00%
ARM—5 Yr/6 Mth	7	$839,582.34	0.56%	8.158%	80.21%	636	79.55%	100.00%
ARM—5 Yr/6 Mth IO	2	$445,187.24	0.30%	8.552%	81.94%	648	38.76%	100.00%
Balloon—15 Year	24	$1,246,014.78	0.84%	11.241%	97.40%	671	35.83%	0.00%
Balloon—2 Yr/6 Mnth	262	$49,905,247.66	33.55%	8.032%	82.00%	625	60.08%	100.00%
Balloon—3 Yr/6 Mnth	20	$4,148,195.71	2.79%	8.233%	90.63%	643	69.92%	100.00%
Balloon—30 Year	29	$4,296,186.29	2.89%	8.316%	79.81%	604	82.86%	0.00%
Balloon—4 Yr/6 Mnth	1	$110,248.36	0.07%	7.400%	80.00%	635	100.00%	100.00%
Balloon—5 Yr/6 Mnth	4	$542,410.26	0.36%	7.837%	82.72%	635	70.49%	100.00%
Fixed—15 Year	9	$723,921.85	0.49%	8.786%	80.62%	606	68.35%	0.00%
Fixed—30 Year	132	$13,720,291.88	9.22%	8.940%	80.44%	600	77.78%	0.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Interest Only	34	$6,665,999.29	4.48%	7.988%	80.00%	672	25.80%	100.00%
Not Interest Only	1,014	$142,068,437.36	95.52%	8.457%	81.82%	619	60.81%	85.93%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
N/A	1,014	$142,068,437.36	95.52%	8.457%	81.82%	619	60.81%	85.93%
60	28	$5,649,412.92	3.80%	7.975%	79.85%	676	23.58%	100.00%
84	2	$445,187.24	0.30%	8.552%	81.94%	648	38.76%	100.00%
120	4	$571,399.13	0.38%	7.681%	80.00%	656	37.66%	100.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
N/A	278	$38,382,627.42	25.81%	8.451%	81.68%	620	62.67%	80.78%
6	1	$69,325.81	0.05%	7.450%	80.00%	707	0.00%	100.00%
12	16	$2,469,803.21	1.66%	8.931%	87.42%	625	57.92%	94.90%
24	575	$82,320,609.71	55.35%	8.388%	81.87%	626	56.77%	93.19%
30	2	$353,208.91	0.24%	9.377%	85.84%	612	100.00%	38.93%
36	176	$25,138,861.59	16.90%	8.510%	80.78%	608	61.78%	73.49%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Lien Position	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
First Lien	996	$146,428,504.30	98.45%	8.390%	81.47%	621	59.68%	87.93%
Second Lien	52	$2,305,932.35	1.55%	11.332%	98.53%	657	30.79%	0.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Full	660	$88,105,907.66	59.24%	8.296%	83.03%	615	100.00%	82.78%
Limited	230	$31,834,385.37	21.40%	8.601%	80.63%	631	0.00%	91.49%
Stated	158	$28,794,143.62	19.36%	8.680%	79.00%	631	0.00%	92.69%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Cash-Out Refi	450	$75,744,947.32	50.93%	8.397%	79.61%	606	56.01%	84.92%
Purchase	500	$59,190,162.13	39.80%	8.427%	84.60%	644	60.65%	92.00%
Rate/Term Refi	98	$13,799,327.20	9.28%	8.685%	81.19%	606	70.90%	72.25%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Condominium	43	$6,105,776.86	4.11%	8.558%	82.45%	636	26.08%	91.45%
Planned Unit Development	92	$17,007,115.98	11.43%	8.277%	82.35%	622	55.45%	95.56%
Single Family	858	$116,354,756.05	78.23%	8.427%	81.21%	618	60.35%	84.94%
Townhouse	1	$32,375.41	0.02%	12.600%	100.00%	638	0.00%	0.00%
Two to Four Family	54	$9,234,412.35	6.21%	8.739%	86.71%	647	74.35%	87.46%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Occupancy Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Investor	87	$10,977,562.54	7.38%	8.990%	86.07%	658	71.60%	93.91%
Owner-Occupied	954	$136,663,011.57	91.88%	8.394%	81.41%	618	58.22%	85.86%
Second Home	7	$1,093,862.54	0.74%	8.119%	80.00%	729	62.71%	100.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Loan Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Adj Rate Mortgage	854	$128,748,021.85	86.56%	8.357%	81.80%	624	56.65%	100.00%
Fixed Rate Mortgage	194	$19,986,414.80	13.44%	8.944%	81.37%	605	75.91%	0.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
<= 4.999	25	$4,375,454.97	3.40%	6.708%	75.28%	649	92.80%	100.00%
5.000—5.999	246	$40,009,408.68	31.08%	7.825%	79.62%	633	59.35%	100.00%
6.000—6.999	348	$54,077,216.57	42.00%	8.452%	82.34%	623	47.61%	100.00%
>= 7.000	235	$30,285,941.63	23.52%	9.127%	84.65%	610	63.99%	100.00%
Total	854	$128,748,021.85	100.00%	8.357%	81.80%	624	56.65%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
<= 4.999	14	$2,177,219.96	1.69%	6.748%	78.46%	659	100.00%	100.00%
5.000—5.499	44	$6,591,222.63	5.12%	7.222%	78.50%	643	89.37%	100.00%
5.500—5.999	103	$13,530,935.04	10.51%	7.760%	80.07%	642	59.93%	100.00%
6.000—6.499	100	$14,697,189.70	11.42%	7.981%	78.71%	633	47.10%	100.00%
6.500—6.999	107	$14,689,039.51	11.41%	8.132%	81.48%	635	53.33%	100.00%
7.000—7.499	109	$14,965,828.37	11.62%	8.463%	81.09%	625	58.17%	100.00%
7.500—7.999	133	$21,695,457.62	16.85%	8.312%	84.96%	624	68.56%	100.00%
8.000—8.499	55	$10,101,550.60	7.85%	8.239%	79.76%	631	37.80%	100.00%
8.500—8.999	85	$14,748,005.32	11.45%	8.713%	84.16%	622	46.52%	100.00%
9.000—9.499	34	$5,956,175.07	4.63%	9.190%	84.95%	592	48.42%	100.00%
9.500—9.999	28	$4,398,990.96	3.42%	9.786%	86.33%	560	56.89%	100.00%
10.000—10.499	19	$2,098,522.45	1.63%	10.235%	84.37%	578	51.47%	100.00%
10.500—10.999	16	$2,327,904.10	1.81%	10.702%	78.30%	547	43.78%	100.00%
11.000—11.499	3	$182,254.97	0.14%	11.281%	75.68%	534	69.85%	100.00%
11.500—11.999	3	$537,798.54	0.42%	11.767%	72.84%	540	14.21%	100.00%
12.000—12.499	1	$49,927.01	0.04%	12.000%	80.00%	601	100.00%	100.00%
Total	854	$128,748,021.85	100.00%	8.357%	81.80%	624	56.65%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
11.500—11.999	5	$971,206.94	0.75%	6.638%	75.12%	584	78.62%	100.00%
12.000—12.499	10	$1,752,102.29	1.36%	6.586%	72.27%	636	85.40%	100.00%
12.500—12.999	27	$4,630,393.75	3.60%	7.043%	76.98%	655	76.43%	100.00%
13.000—13.499	62	$9,052,812.19	7.03%	7.349%	77.63%	644	81.29%	100.00%
13.500—13.999	145	$21,181,656.17	16.45%	7.710%	78.87%	635	64.20%	100.00%
14.000—14.499	135	$21,560,516.96	16.75%	8.121%	80.26%	633	42.06%	100.00%
14.500—14.999	159	$26,750,353.20	20.78%	8.354%	84.26%	631	53.55%	100.00%
15.000—15.499	113	$15,096,015.33	11.73%	8.832%	83.30%	615	53.69%	100.00%
15.500—15.999	114	$16,684,826.21	12.96%	9.092%	85.69%	611	53.19%	100.00%
16.000—16.499	25	$4,006,738.63	3.11%	9.471%	85.04%	598	41.63%	100.00%
16.500—16.999	26	$3,626,375.43	2.82%	10.354%	81.17%	548	52.32%	100.00%
17.000—17.499	19	$1,853,390.33	1.44%	10.375%	86.96%	583	61.59%	100.00%
17.500—17.999	10	$1,338,929.09	1.04%	10.709%	83.49%	552	63.59%	100.00%
18.000—18.499	2	$116,348.41	0.09%	11.314%	97.57%	577	100.00%	100.00%
18.500—18.999	1	$76,429.91	0.06%	11.750%	90.00%	578	100.00%	100.00%
19.000—19.499	1	$49,927.01	0.04%	12.000%	80.00%	601	100.00%	100.00%
Total	854	$128,748,021.85	100.00%	8.357%	81.80%	624	56.65%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
1.000	9	$1,323,337.15	1.03%	8.208%	84.08%	640	64.15%	100.00%
1.500	1	$103,859.35	0.08%	9.950%	76.47%	576	100.00%	100.00%
2.000	28	$5,556,704.12	4.32%	8.716%	78.36%	603	48.13%	100.00%
3.000	816	$121,764,121.23	94.58%	8.341%	81.93%	625	56.92%	100.00%
Total	854	$128,748,021.85	100.00%	8.357%	81.80%	624	56.65%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
1.000	615	$89,350,553.02	69.40%	8.531%	82.65%	622	56.59%	100.00%
1.500	23	$4,188,420.96	3.25%	8.429%	79.12%	613	50.51%	100.00%
2.000	216	$35,209,047.87	27.35%	7.906%	79.95%	629	57.54%	100.00%
Total	854	$128,748,021.85	100.00%	8.357%	81.80%	624	56.65%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
4/1/2008	6	$1,209,211.43	0.94%	7.799%	79.08%	634	72.42%	100.00%
5/1/2008	16	$2,208,804.37	1.72%	9.195%	80.88%	588	64.78%	100.00%
6/1/2008	115	$19,924,900.74	15.48%	8.632%	82.61%	610	57.69%	100.00%
7/1/2008	659	$95,863,322.49	74.46%	8.310%	81.38%	625	55.18%	100.00%
8/1/2008	1	$349,468.37	0.27%	7.400%	65.67%	627	100.00%	100.00%
6/1/2009	6	$1,274,568.12	0.99%	8.234%	92.34%	663	63.13%	100.00%
7/1/2009	33	$5,533,853.85	4.30%	8.150%	86.01%	652	62.46%	100.00%
8/1/2010	1	$110,248.36	0.09%	7.400%	80.00%	635	100.00%	100.00%
6/1/2011	5	$867,747.07	0.67%	8.216%	81.43%	653	68.58%	100.00%
7/1/2011	8	$959,432.77	0.75%	8.106%	81.32%	625	65.42%	100.00%
6/1/2016	2	$215,199.99	0.17%	7.979%	80.00%	646	100.00%	100.00%
7/1/2016	2	$231,264.29	0.18%	8.161%	80.00%	625	32.46%	100.00%
Total	854	$128,748,021.85	100.00%	8.357%	81.80%	624	56.65%	100.00%

Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Alabama	1	$249,493.41	0.17%	8.000%	58.82%	591	100.00%	0.00%
Alaska	3	$765,381.78	0.51%	8.908%	84.52%	614	16.12%	100.00%
Arizona	66	$11,097,801.47	7.46%	8.139%	81.48%	632	46.25%	93.98%
Arkansas	12	$1,374,571.29	0.92%	8.089%	81.07%	630	94.34%	100.00%
California	52	$14,248,297.37	9.58%	7.982%	75.84%	604	40.70%	90.77%
Colorado	29	$5,801,677.69	3.90%	8.073%	84.75%	633	67.03%	92.11%
Connecticut	2	$298,943.96	0.20%	9.614%	85.10%	596	0.00%	88.97%
District of Columbia	2	$350,179.78	0.24%	7.890%	77.97%	639	40.65%	59.35%
Florida	85	$14,172,927.01	9.53%	8.501%	81.40%	618	44.76%	88.48%
Georgia	41	$4,770,274.33	3.21%	8.382%	83.34%	624	54.14%	91.46%
Idaho	6	$892,258.70	0.60%	7.929%	79.49%	655	75.79%	73.28%
Illinois	55	$9,934,041.10	6.68%	8.583%	83.84%	638	44.34%	93.95%
Indiana	42	$3,468,651.10	2.33%	9.225%	87.04%	633	75.49%	85.13%
Iowa	1	$184,851.14	0.12%	8.250%	100.00%	649	100.00%	100.00%
Kansas	5	$558,277.36	0.38%	8.708%	86.41%	635	71.39%	81.06%
Kentucky	24	$2,078,272.17	1.40%	8.472%	80.75%	617	79.56%	74.25%
Louisiana	8	$988,192.73	0.66%	9.010%	85.00%	616	65.41%	93.13%
Maryland	30	$6,690,584.19	4.50%	8.055%	81.24%	624	60.20%	90.89%
Massachusetts	5	$1,641,155.69	1.10%	8.211%	88.50%	646	100.00%	100.00%
Michigan	47	$5,702,711.91	3.83%	8.655%	84.28%	622	82.51%	88.96%
Minnesota	3	$417,219.42	0.28%	7.835%	80.00%	667	62.76%	100.00%
Mississippi	6	$474,286.95	0.32%	9.673%	86.47%	574	64.90%	89.47%
Missouri	57	$5,485,464.88	3.69%	8.848%	82.51%	608	63.25%	87.40%
Nebraska	1	$99,821.56	0.07%	8.624%	79.37%	625	100.00%	100.00%
Nevada	22	$4,550,964.49	3.06%	7.914%	79.50%	624	57.60%	84.44%
New Jersey	18	$4,666,039.48	3.14%	8.455%	82.96%	631	67.94%	90.66%
New Mexico	5	$523,594.65	0.35%	9.115%	88.39%	604	55.92%	100.00%
New York	12	$1,794,012.67	1.21%	9.641%	75.96%	594	67.13%	62.87%
North Carolina	35	$3,756,794.81	2.53%	8.630%	80.97%	609	77.62%	79.78%
Ohio	72	$7,115,941.00	4.78%	8.585%	82.41%	615	73.55%	80.37%
Oklahoma	26	$2,474,474.74	1.66%	8.553%	80.99%	615	56.34%	69.27%
Oregon	21	$4,108,753.04	2.76%	8.287%	84.13%	619	65.34%	95.87%
Pennsylvania	49	$3,915,764.69	2.63%	8.641%	83.84%	614	77.55%	85.64%
Rhode Island	2	$487,841.15	0.33%	8.688%	100.00%	681	49.86%	100.00%
South Carolina	10	$1,074,245.52	0.72%	8.622%	84.11%	632	73.63%	66.73%
South Dakota	1	$118,399.87	0.08%	7.600%	80.00%	652	100.00%	100.00%
Tennessee	28	$2,746,544.72	1.85%	8.639%	83.60%	605	75.21%	87.30%
Texas	108	$10,215,095.07	6.87%	8.881%	81.08%	608	60.03%	70.99%
Utah	11	$1,511,024.03	1.02%	8.516%	82.58%	618	72.23%	83.94%
Virginia	17	$2,653,468.76	1.78%	8.407%	82.18%	639	81.05%	90.66%
Washington	24	$4,896,528.32	3.29%	8.009%	78.18%	651	41.74%	71.06%
West Virginia	3	$237,032.80	0.16%	8.850%	76.36%	597	50.20%	100.00%
Wyoming	1	$142,579.85	0.10%	7.500%	77.45%	579	100.00%	100.00%
Total	1,048	$148,734,436.65	100.00%	8.436%	81.74%	621	59.24%	86.56%

Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$142,309,482	$12,594	$879,568
Average Scheduled Principal Balance	$172,496
Number of Mortgage Loans	825

Weighted Average Gross Coupon	8.575%	6.125%	14.999%
Weighted Average FICO Score	642	503	807
Weighted Average Original LTV	83.48%	27.78%	100.00%
Weighted Average Combined Original LTV	94.85%	27.78%	100.00%
Weighted Average DTI	40.85%	2.30%	58.50%

Weighted Average Original Term	349 months	120 months	360 months
Weighted Average Stated Remaining Term	346 months	117 months	358 months
Weighted Average Seasoning	3 months	2 months	15 months

Weighted Average Gross Margin	6.457%	4.150%	12.125%
Weighted Average Minimum Interest Rate	7.586%	4.250%	13.125%
Weighted Average Maximum Interest Rate	14.654%	10.490%	20.125%
Weighted Average Initial Rate Cap	2.930%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.360%	1.000%	2.000%
Weighted Average Months to Roll	23 months	18 months	117 months

Maturity Date		July 1,2016	August 1,2036

Adj Rate Mortgage	85.51%	Full	40.37%
Fixed Rate Mortgage	14.49%	Limited	26.72%
		Stated	32.91%
ARM—10 Yr/6 Mth IO	0.35%
ARM—2 Yr/6 Mth	27.09%	Cash-Out Refi	21.99%
ARM—2 Yr/6 Mth IO	17.85%	Purchase	76.42%
ARM—3 Yr/6 Mth	0.98%	Rate/Term Refi	1.59%
ARM—3 Yr/6 Mth IO	0.94%
ARM—5 Yr/6 Mth	0.77%	Condominium	4.50%
Balloon—15 Year	4.99%	Planned Unit Development	14.27%
Balloon—2 Yr/6 Mnth	32.49%	Single Family	71.39%
Balloon—3 Yr/6 Mnth	4.67%	Townhouse	0.42%
Balloon—30 Year	1.43%	Two to Four Family	9.42%
Balloon—5 Yr/6 Mnth	0.37%
Fixed—10 Year	0.03%	Investor	3.07%
Fixed—15 Year	0.98%	Owner-Occupied	96.45%
Fixed—20 Year	0.15%	Second Home	0.48%
Fixed—25 Year	0.09%
Fixed—30 Year	6.82%	First Lien	91.13%
		Second Lien	8.87%
Not Interest Only	80.86%
Interest Only	19.14%	Top 5 Locations:
		California	25.11%
Prepay Penalty: N/A	24.70%	Florida	10.62%
Prepay Penalty: 12 months	2.06%	Texas	8.04%
Prepay Penalty: 24 months	55.72%	Washington	6.01%
Prepay Penalty: 36 months	17.52%	Arizona	4.83%

Current Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—50,000.00	102	$3,600,414.99	2.53%	11.485%	94.45%	639	37.93%	2.77%
50,000.01—100,000.00	237	$17,269,836.94	12.14%	10.074%	87.66%	619	54.85%	47.18%
100,000.01—150,000.00	143	$17,636,759.90	12.39%	9.291%	85.35%	628	53.64%	77.93%
150,000.01—200,000.00	91	$15,940,662.65	11.20%	8.488%	82.31%	643	32.37%	95.40%
200,000.01—250,000.00	66	$14,655,719.61	10.30%	8.342%	81.24%	642	22.28%	98.46%
250,000.01—300,000.00	51	$13,882,557.30	9.76%	8.046%	81.24%	650	39.18%	94.12%
300,000.01—350,000.00	32	$10,421,324.18	7.32%	7.875%	82.15%	656	37.17%	100.00%
350,000.01—400,000.00	29	$10,673,299.12	7.50%	7.850%	82.92%	669	27.75%	93.01%
400,000.01—450,000.00	20	$8,619,522.25	6.06%	8.072%	82.29%	650	39.59%	94.94%
450,000.01—500,000.00	27	$12,819,016.18	9.01%	7.783%	80.65%	649	37.36%	96.40%
500,000.01—550,000.00	11	$5,790,918.04	4.07%	8.355%	82.32%	620	45.58%	100.00%
550,000.01—600,000.00	5	$2,847,014.55	2.00%	8.251%	82.02%	625	60.14%	100.00%
600,000.01—650,000.00	2	$1,234,299.69	0.87%	9.436%	100.00%	728	0.00%	100.00%
650,000.01—700,000.00	3	$2,057,337.27	1.45%	7.006%	79.25%	681	33.40%	66.60%
700,000.01—750,000.00	1	$731,011.50	0.51%	8.250%	100.00%	654	100.00%	100.00%
750,000.01—800,000.00	2	$1,563,344.44	1.10%	7.543%	80.00%	615	50.15%	100.00%
800,000.01—850,000.00	1	$807,781.96	0.57%	7.950%	90.00%	660	100.00%	100.00%
850,000.01—900,000.00	2	$1,758,661.51	1.24%	8.250%	78.43%	611	50.01%	100.00%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
6.000—6.499	7	$2,737,904.04	1.92%	6.300%	79.86%	682	83.14%	72.09%
6.500—6.999	35	$11,100,007.52	7.80%	6.814%	80.22%	682	72.22%	100.00%
7.000—7.499	52	$14,111,675.86	9.92%	7.299%	80.13%	674	32.25%	93.37%
7.500—7.999	116	$28,623,057.83	20.11%	7.740%	80.57%	645	36.59%	96.38%
8.000—8.499	94	$22,703,933.49	15.95%	8.219%	80.23%	637	30.82%	96.30%
8.500—8.999	99	$19,917,274.00	14.00%	8.718%	81.48%	627	34.31%	92.61%
9.000—9.499	67	$10,922,047.25	7.67%	9.272%	83.34%	633	39.45%	91.48%
9.500—9.999	83	$11,546,260.85	8.11%	9.707%	90.45%	629	52.49%	84.32%
10.000—10.499	66	$7,189,030.45	5.05%	10.221%	89.10%	608	45.06%	78.71%
10.500—10.999	65	$4,245,610.32	2.98%	10.742%	93.76%	616	47.65%	33.15%
11.000—11.499	38	$2,603,306.09	1.83%	11.214%	95.00%	638	26.74%	15.70%
11.500—11.999	47	$3,291,098.20	2.31%	11.770%	97.79%	640	37.03%	8.48%
12.000—12.499	16	$1,320,878.44	0.93%	12.155%	97.40%	644	39.27%	0.00%
12.500—12.999	21	$1,088,972.40	0.77%	12.790%	99.99%	630	10.92%	0.00%
13.000—13.499	9	$522,018.53	0.37%	13.189%	97.22%	618	21.09%	12.02%
13.500—13.999	6	$276,659.42	0.19%	13.859%	100.00%	637	0.00%	0.00%
>= 14.000	4	$109,747.39	0.08%	14.429%	99.99%	648	0.00%	0.00%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
500—524	5	$341,501.39	0.24%	10.805%	78.44%	518	100.00%	62.59%
525—549	32	$3,481,466.01	2.45%	10.110%	79.14%	539	68.62%	75.42%
550—574	59	$9,563,781.69	6.72%	9.205%	81.92%	563	56.33%	89.87%
575—599	88	$14,268,095.74	10.03%	8.608%	82.74%	587	73.84%	81.92%
600—624	131	$20,727,439.62	14.57%	8.695%	84.33%	612	61.94%	87.23%
625—649	220	$36,066,991.52	25.34%	8.715%	83.06%	636	28.86%	83.72%
650—674	155	$27,662,978.02	19.44%	8.439%	84.39%	661	30.18%	83.18%
675—699	61	$11,840,788.63	8.32%	8.262%	83.24%	685	13.42%	87.26%
>= 700	74	$18,356,439.46	12.90%	7.886%	84.41%	737	30.52%	92.33%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Original LTV (%) *	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—49.99	8	$734,518.81	0.52%	8.586%	42.26%	594	74.30%	52.13%
50.00—54.99	3	$383,877.05	0.27%	7.895%	52.40%	623	19.41%	64.98%
55.00—59.99	7	$463,655.52	0.33%	9.581%	57.28%	594	53.59%	50.72%
60.00—64.99	5	$459,998.53	0.32%	9.580%	61.17%	553	36.83%	63.17%
65.00—69.99	13	$1,731,232.43	1.22%	8.877%	67.06%	588	38.90%	79.97%
70.00—74.99	11	$1,385,190.97	0.97%	8.777%	71.90%	604	40.24%	75.50%
75.00—79.99	46	$9,883,867.57	6.95%	8.249%	78.18%	635	36.75%	83.40%
80.00—80.00	369	$85,668,924.71	60.20%	7.977%	80.00%	649	35.74%	96.32%
80.01—84.99	10	$1,354,975.04	0.95%	8.435%	82.72%	602	96.34%	71.43%
85.00—89.99	33	$4,355,772.12	3.06%	9.167%	86.28%	598	41.07%	87.31%
90.00—94.99	66	$12,355,185.20	8.68%	8.880%	90.13%	618	60.15%	91.65%
95.00—99.99	52	$5,502,795.60	3.87%	10.353%	95.86%	628	66.90%	68.72%
100.00	202	$18,029,488.53	12.67%	10.632%	100.00%	660	37.25%	41.39%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—49.99	8	$734,518.81	0.52%	8.586%	42.26%	594	74.30%	52.13%
50.00—54.99	3	$383,877.05	0.27%	7.895%	52.40%	623	19.41%	64.98%
55.00—59.99	4	$228,467.38	0.16%	9.546%	56.81%	599	78.28%	0.00%
60.00—64.99	7	$625,543.58	0.44%	9.674%	60.35%	560	27.08%	72.92%
65.00—69.99	13	$1,747,149.05	1.23%	8.845%	66.62%	590	39.46%	83.23%
70.00—74.99	10	$1,215,150.47	0.85%	8.914%	71.73%	598	45.87%	72.07%
75.00—79.99	30	$5,733,046.52	4.03%	8.628%	77.53%	598	56.49%	71.44%
80.00—80.00	40	$9,910,362.84	6.96%	8.100%	80.00%	608	41.80%	88.09%
80.01—84.99	7	$631,740.10	0.44%	8.370%	82.35%	602	92.16%	52.86%
85.00—89.99	30	$4,077,646.22	2.87%	9.116%	86.14%	601	37.18%	86.44%
90.00—94.99	65	$12,640,885.64	8.88%	8.842%	89.05%	622	54.02%	91.14%
95.00—99.99	83	$11,810,725.38	8.30%	9.191%	88.22%	640	53.42%	84.23%
100.00	525	$92,570,369.04	65.05%	8.469%	83.89%	656	35.23%	86.55%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
120	1	$49,163.22	0.03%	7.750%	35.71%	592	100.00%	0.00%
180	137	$8,490,578.89	5.97%	11.383%	95.79%	653	32.91%	0.00%
240	3	$212,785.13	0.15%	10.353%	90.54%	601	100.00%	0.00%
300	1	$129,332.97	0.09%	11.000%	77.33%	657	0.00%	0.00%
360	683	$133,427,621.87	93.76%	8.392%	82.71%	641	40.76%	91.20%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
61—120	1	$49,163.22	0.03%	7.750%	35.71%	592	100.00%	0.00%
121—180	137	$8,490,578.89	5.97%	11.383%	95.79%	653	32.91%	0.00%
181—240	3	$212,785.13	0.15%	10.353%	90.54%	601	100.00%	0.00%
241—300	1	$129,332.97	0.09%	11.000%	77.33%	657	0.00%	0.00%
301—360	683	$133,427,621.87	93.76%	8.392%	82.71%	641	40.76%	91.20%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
0.01—20.00	69	$10,026,895.58	7.05%	8.439%	79.10%	633	68.08%	76.47%
20.01—25.00	27	$4,196,420.32	2.95%	8.613%	84.38%	623	61.97%	77.74%
25.01—30.00	45	$5,733,754.08	4.03%	8.345%	82.53%	640	38.27%	84.07%
30.01—35.00	83	$12,898,016.53	9.06%	8.512%	83.07%	633	47.87%	84.47%
35.01—40.00	116	$17,555,651.71	12.34%	8.696%	83.04%	640	31.30%	84.91%
40.01—45.00	167	$29,641,276.45	20.83%	8.720%	83.82%	647	23.76%	84.99%
45.01—50.00	235	$44,808,510.21	31.49%	8.615%	84.24%	645	34.98%	87.34%
50.01—55.00	81	$17,296,612.38	12.15%	8.297%	84.30%	644	65.25%	90.70%
55.01—60.00	2	$152,344.82	0.11%	8.210%	84.00%	621	100.00%	80.00%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
ARM—10 Yr/6 Mth IO	3	$499,600.00	0.35%	7.764%	80.00%	622	100.00%	100.00%
ARM—2 Yr/6 Mth	239	$38,557,502.40	27.09%	8.886%	82.96%	625	41.04%	100.00%
ARM—2 Yr/6 Mth IO	95	$25,397,713.06	17.85%	7.794%	81.12%	648	39.37%	100.00%
ARM—3 Yr/6 Mth	10	$1,388,349.09	0.98%	8.178%	80.03%	636	31.34%	100.00%
ARM—3 Yr/6 Mth IO	5	$1,333,871.38	0.94%	8.048%	78.14%	657	70.78%	100.00%
ARM—5 Yr/6 Mth	5	$1,101,272.89	0.77%	8.883%	76.60%	609	63.10%	100.00%
Balloon—15 Year	109	$7,094,550.83	4.99%	11.654%	98.54%	659	28.10%	0.00%
Balloon—2 Yr/6 Mnth	169	$46,234,101.81	32.49%	8.021%	82.10%	652	36.91%	100.00%
Balloon—3 Yr/6 Mnth	20	$6,644,415.94	4.67%	8.402%	86.02%	666	50.69%	100.00%
Balloon—30 Year	8	$2,039,602.32	1.43%	7.725%	82.39%	634	53.31%	0.00%
Balloon—5 Yr/6 Mnth	2	$532,001.98	0.37%	7.177%	80.00%	756	48.10%	100.00%
Fixed—10 Year	1	$49,163.22	0.03%	7.750%	35.71%	592	100.00%	0.00%
Fixed—15 Year	28	$1,396,028.06	0.98%	10.000%	81.83%	622	57.33%	0.00%
Fixed—20 Year	3	$212,785.13	0.15%	10.353%	90.54%	601	100.00%	0.00%
Fixed—25 Year	1	$129,332.97	0.09%	11.000%	77.33%	657	0.00%	0.00%
Fixed—30 Year	127	$9,699,191.00	6.82%	10.014%	88.52%	622	43.47%	0.00%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Interest Only	103	$27,231,184.44	19.14%	7.806%	80.95%	648	42.02%	100.00%
Not Interest Only	722	$115,078,297.64	80.86%	8.757%	84.08%	641	39.97%	82.08%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
N/A	722	$115,078,297.64	80.86%	8.757%	84.08%	641	39.97%	82.08%
60	98	$26,113,819.29	18.35%	7.816%	80.86%	649	40.89%	100.00%
120	5	$1,117,365.15	0.79%	7.558%	83.14%	625	68.62%	100.00%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
N/A	211	$35,146,499.12	24.70%	8.685%	84.44%	642	41.38%	78.37%
12	24	$2,927,447.17	2.06%	9.090%	85.50%	645	25.80%	77.34%
24	414	$79,301,940.87	55.72%	8.450%	82.74%	640	43.92%	93.92%
36	176	$24,933,594.92	17.52%	8.757%	84.22%	648	29.35%	69.80%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Lien Position	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
First Lien	622	$129,684,183.29	91.13%	8.293%	82.06%	641	41.81%	93.83%
Second Lien	203	$12,625,298.79	8.87%	11.472%	98.02%	653	25.50%	0.00%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Full	364	$57,443,282.77	40.37%	8.442%	83.98%	625	100.00%	85.45%
Limited	225	$38,025,295.92	26.72%	8.749%	83.00%	647	0.00%	85.40%
Stated	236	$46,840,903.39	32.91%	8.596%	83.25%	659	0.00%	85.67%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Cash-Out Refi	197	$31,295,229.63	21.99%	8.785%	82.59%	621	47.74%	73.49%
Purchase	612	$108,746,828.69	76.42%	8.509%	83.82%	649	37.51%	88.94%
Rate/Term Refi	16	$2,267,423.76	1.59%	8.854%	79.56%	602	75.73%	86.85%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Condominium	29	$6,408,394.51	4.50%	8.442%	80.81%	631	54.51%	89.58%
Planned Unit Development	90	$20,304,158.03	14.27%	8.151%	82.14%	643	44.81%	91.19%
Single Family	658	$101,590,728.66	71.39%	8.599%	83.23%	640	38.89%	82.59%
Townhouse	3	$596,635.04	0.42%	8.467%	84.87%	643	17.00%	100.00%
Two to Four Family	45	$13,409,565.84	9.42%	9.105%	88.57%	665	39.05%	96.47%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Occupancy Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Investor	36	$4,371,583.07	3.07%	9.344%	87.43%	647	77.92%	98.63%
Owner-Occupied	784	$137,261,138.36	96.45%	8.545%	83.35%	642	38.91%	85.13%
Second Home	5	$676,760.65	0.48%	9.731%	84.31%	644	92.47%	78.47%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Loan Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Adj Rate Mortgage	548	$121,688,828.55	85.51%	8.273%	82.25%	643	40.34%	100.00%
Fixed Rate Mortgage	277	$20,620,653.53	14.49%	10.356%	90.73%	636	40.54%	0.00%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
<= 4.999	14	$5,099,612.87	4.19%	6.726%	80.00%	679	81.85%	100.00%
5.000—5.999	169	$44,418,449.91	36.50%	7.514%	80.48%	653	39.57%	100.00%
6.000—6.999	174	$39,700,613.76	32.62%	8.414%	81.57%	640	30.93%	100.00%
>= 7.000	191	$32,470,152.01	26.68%	9.384%	85.84%	628	46.36%	100.00%
Total	548	$121,688,828.55	100.00%	8.273%	82.25%	643	40.34%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
<= 4.999	5	$1,733,871.26	1.42%	6.767%	80.00%	674	100.00%	100.00%
5.000—5.499	17	$3,252,682.44	2.67%	7.239%	79.99%	640	80.31%	100.00%
5.500—5.999	41	$9,608,403.17	7.90%	7.645%	79.62%	652	40.37%	100.00%
6.000—6.499	39	$9,517,391.86	7.82%	7.855%	80.91%	655	42.05%	100.00%
6.500—6.999	71	$17,996,375.63	14.79%	7.665%	80.47%	660	53.77%	100.00%
7.000—7.499	60	$13,749,518.80	11.30%	7.861%	80.61%	663	25.02%	100.00%
7.500—7.999	70	$18,519,183.38	15.22%	7.874%	81.41%	645	28.55%	100.00%
8.000—8.499	87	$19,122,848.29	15.71%	8.673%	82.71%	630	35.54%	100.00%
8.500—8.999	63	$12,077,303.03	9.92%	8.962%	82.80%	624	27.01%	100.00%
9.000—9.499	34	$6,780,145.34	5.57%	9.342%	84.98%	635	33.41%	100.00%
9.500—9.999	32	$5,834,697.62	4.79%	9.800%	93.17%	622	65.05%	100.00%
10.000—10.499	15	$2,281,861.14	1.88%	10.288%	90.39%	598	58.26%	100.00%
10.500—10.999	9	$804,135.82	0.66%	10.643%	85.70%	558	91.03%	100.00%
11.000—11.499	2	$201,838.36	0.17%	11.157%	90.00%	567	57.02%	100.00%
11.500—11.999	2	$145,832.53	0.12%	11.651%	75.43%	545	65.75%	100.00%
13.000—13.499	1	$62,739.88	0.05%	13.125%	80.00%	547	100.00%	100.00%
Total	548	$121,688,828.55	100.00%	8.273%	82.25%	643	40.34%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
10.000—10.499	1	$65,424.55	0.05%	6.600%	80.00%	685	100.00%	100.00%
11.500—11.999	1	$311,975.84	0.26%	6.900%	80.00%	641	0.00%	100.00%
12.000—12.499	4	$1,362,043.26	1.12%	6.401%	80.00%	720	66.11%	100.00%
12.500—12.999	23	$6,816,244.99	5.60%	6.906%	80.72%	676	81.32%	100.00%
13.000—13.499	39	$11,026,184.11	9.06%	7.391%	79.71%	662	40.85%	100.00%
13.500—13.999	74	$20,576,482.77	16.91%	7.544%	80.06%	658	43.00%	100.00%
14.000—14.499	75	$17,569,530.99	14.44%	8.000%	79.91%	650	29.34%	100.00%
14.500—14.999	94	$20,665,390.12	16.98%	8.226%	81.94%	636	33.04%	100.00%
15.000—15.499	55	$12,116,377.29	9.96%	8.562%	82.56%	638	34.05%	100.00%
15.500—15.999	63	$12,563,206.12	10.32%	9.030%	83.64%	628	26.86%	100.00%
16.000—16.499	58	$9,666,225.83	7.94%	9.638%	85.50%	618	39.39%	100.00%
16.500—16.999	33	$5,506,012.84	4.52%	9.871%	92.98%	621	67.13%	100.00%
17.000—17.499	16	$2,411,384.88	1.98%	10.366%	90.65%	597	55.06%	100.00%
17.500—17.999	8	$708,692.45	0.58%	10.736%	86.47%	565	89.82%	100.00%
18.000—18.499	1	$115,080.10	0.09%	11.200%	90.00%	549	100.00%	100.00%
18.500—18.999	2	$145,832.53	0.12%	11.651%	75.43%	545	65.75%	100.00%
20.000—20.499	1	$62,739.88	0.05%	13.125%	80.00%	547	100.00%	100.00%
Total	548	$121,688,828.55	100.00%	8.273%	82.25%	643	40.34%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
1.000	5	$1,010,856.87	0.83%	8.492%	80.00%	662	11.44%	100.00%
2.000	19	$6,475,567.75	5.32%	7.767%	80.87%	652	82.34%	100.00%
3.000	524	$114,202,403.93	93.85%	8.300%	82.35%	642	38.21%	100.00%
Total	548	$121,688,828.55	100.00%	8.273%	82.25%	643	40.34%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
1.000	373	$75,921,586.61	62.39%	8.567%	83.23%	636	45.02%	100.00%
1.500	13	$3,881,454.61	3.19%	7.990%	80.90%	674	55.51%	100.00%
2.000	162	$41,885,787.33	34.42%	7.768%	80.60%	653	30.44%	100.00%
Total	548	$121,688,828.55	100.00%	8.273%	82.25%	643	40.34%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
4/1/2008	2	$559,271.00	0.46%	9.033%	93.05%	602	100.00%	100.00%
5/1/2008	11	$2,576,638.13	2.12%	8.321%	80.84%	625	88.74%	100.00%
6/1/2008	81	$18,313,801.45	15.05%	8.544%	84.14%	634	37.80%	100.00%
7/1/2008	408	$88,190,863.96	72.47%	8.205%	81.69%	644	36.93%	100.00%
8/1/2008	1	$548,742.73	0.45%	8.700%	90.00%	572	100.00%	100.00%
5/1/2009	1	$731,011.50	0.60%	8.250%	100.00%	654	100.00%	100.00%
6/1/2009	3	$481,269.77	0.40%	8.126%	79.09%	642	42.39%	100.00%
7/1/2009	31	$8,154,355.14	6.70%	8.336%	82.86%	662	46.75%	100.00%
7/1/2011	7	$1,633,274.87	1.34%	8.328%	77.71%	657	58.22%	100.00%
6/1/2016	2	$377,600.00	0.31%	7.510%	80.00%	630	100.00%	100.00%
7/1/2016	1	$122,000.00	0.10%	8.550%	80.00%	598	100.00%	100.00%
Total	548	$121,688,828.55	100.00%	8.273%	82.25%	643	40.34%	100.00%

Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Orig LTV	Weighted Average FICO	Full Doc	ARM
Alabama	9	$1,008,203.08	0.71%	9.989%	86.50%	595	87.89%	94.14%
Alaska	4	$1,153,747.52	0.81%	8.284%	83.00%	717	0.00%	78.28%
Arizona	48	$6,876,518.61	4.83%	8.451%	82.61%	646	29.78%	86.71%
Arkansas	3	$169,752.19	0.12%	9.190%	82.24%	631	50.49%	87.29%
California	122	$35,736,171.26	25.11%	7.974%	82.27%	659	33.28%	87.19%
Colorado	23	$3,024,548.03	2.13%	8.877%	85.10%	632	58.40%	83.39%
Connecticut	5	$805,233.23	0.57%	10.812%	77.49%	611	0.00%	83.77%
Florida	84	$15,106,241.78	10.62%	8.633%	82.53%	637	25.03%	90.85%
Georgia	18	$2,609,805.39	1.83%	8.682%	83.84%	644	34.04%	91.45%
Idaho	2	$304,038.32	0.21%	10.168%	90.18%	577	50.91%	100.00%
Illinois	24	$4,743,553.07	3.33%	8.657%	81.99%	654	22.12%	93.15%
Indiana	10	$761,738.58	0.54%	9.614%	90.87%	659	95.45%	88.93%
Iowa	2	$124,731.85	0.09%	10.053%	88.77%	568	100.00%	74.85%
Kansas	2	$244,375.26	0.17%	9.340%	86.40%	643	100.00%	100.00%
Kentucky	10	$1,127,728.65	0.79%	9.346%	86.58%	633	38.09%	74.86%
Louisiana	9	$1,506,086.02	1.06%	9.453%	83.48%	613	22.62%	87.64%
Maryland	15	$3,066,868.99	2.16%	8.701%	83.34%	633	34.14%	87.24%
Massachusetts	5	$2,267,086.26	1.59%	9.338%	100.00%	675	32.24%	96.48%
Michigan	25	$2,368,553.45	1.66%	9.490%	86.93%	625	64.19%	90.68%
Minnesota	6	$883,481.56	0.62%	8.401%	84.19%	665	14.13%	77.92%
Mississippi	3	$181,671.82	0.13%	11.758%	100.00%	634	26.06%	48.38%
Missouri	18	$1,966,140.09	1.38%	9.313%	83.44%	624	61.51%	93.14%
Nebraska	4	$445,175.33	0.31%	9.036%	83.07%	594	100.00%	100.00%
Nevada	29	$6,315,166.94	4.44%	7.773%	80.64%	671	58.62%	91.36%
New Hampshire	1	$347,262.64	0.24%	9.625%	100.00%	768	0.00%	100.00%
New Jersey	3	$1,110,215.52	0.78%	9.058%	84.97%	707	0.00%	100.00%
New Mexico	4	$1,056,677.04	0.74%	9.085%	96.89%	622	90.74%	90.74%
New York	12	$2,871,861.11	2.02%	9.119%	89.52%	656	19.11%	72.50%
North Carolina	25	$2,078,013.14	1.46%	9.465%	88.26%	614	73.08%	68.97%
Ohio	44	$4,160,166.21	2.92%	9.075%	82.96%	606	73.43%	81.54%
Oklahoma	16	$1,672,851.31	1.18%	9.287%	85.84%	608	69.79%	90.34%
Oregon	14	$2,665,053.86	1.87%	7.949%	82.54%	640	63.23%	98.39%
Pennsylvania	31	$3,088,480.97	2.17%	9.149%	85.41%	642	55.64%	73.94%
Rhode Island	2	$560,609.66	0.39%	9.159%	100.00%	693	36.36%	100.00%
South Carolina	8	$825,349.31	0.58%	9.283%	83.11%	605	56.69%	80.67%
South Dakota	2	$145,290.49	0.10%	11.634%	88.52%	554	100.00%	100.00%
Tennessee	20	$2,490,943.63	1.75%	9.196%	87.24%	604	88.89%	79.88%
Texas	92	$11,448,351.89	8.04%	8.824%	81.11%	613	45.50%	76.35%
Utah	10	$1,702,275.36	1.20%	8.959%	85.36%	616	35.70%	87.04%
Virginia	27	$4,144,387.66	2.91%	8.900%	83.32%	646	14.37%	72.78%
Washington	30	$8,546,700.82	6.01%	8.016%	80.25%	632	41.82%	82.08%
West Virginia	1	$59,914.26	0.04%	9.690%	100.00%	619	100.00%	0.00%
Wisconsin	1	$298,187.11	0.21%	8.625%	80.00%	632	100.00%	0.00%
Wyoming	2	$240,272.81	0.17%	10.589%	96.44%	612	71.12%	71.12%
Total	825	$142,309,482.08	100.00%	8.575%	83.48%	642	40.37%	85.51%